October
30, 1996
SEC Operations Center (OFCIS)
6432 General Green Way
Mail Stop 0-7
Alexandria, VA  22312

Attention:  File Support Unit

          Re:   The High Yield Income Fund, Inc.
                   File No.  811-5296

Ladies and Gentlemen:

     Enclosed is one  (1)  copy of the Annual
Report on Form N-SAR for The High Yield Income
Fund, Inc. for the period ended August 31, 1996.

     The Form N-SAR was filed using the Edgar system.
                              Very truly yours,


                              /s/ Marguerite E. H.
Morrison
                              Marguerite E.H.
Morrison
                              Assistant Secretary


Enc.





This report is signed on behalf of the Registrant in the City of New York and State of New York on the 30th day of October, 1996.


              The High Yield Income Fund, Inc.


Witness:  /s/ Marguerite E. H. Morrison
By:/s/Stephen M. Ungerman
           Marguerite E.H. Morrison
Stephen M. Ungerman
          Assistant Secretary
Assistant Treasurer